EXHIBIT 99.2S1



                                POWER OF ATTORNEY

         I, the undersigned, hereby authorize and appoint Thomas M. O'Brien, my attorney-in-fact, with full power to him to sign for me and in my name and in my capacity as a Trustee of RMR Real Estate Fund (the "Company"), any and all documents to be filed with the Securities and Exchange Commission ("SEC"), including, but not limited to any Registration Statements on Form N-2 and any other applicable Forms and any and all pre- and post-effective amendments to such registration statements, and to file the same, with all exhibits thereto and other documents in connection thereunder with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm all that said attorney-in-fact may lawfully do or cause to be done by virtue of this power of attorney.

         WITNESS my hand as of the 7th day of January, 2004.


                                       /s/ Barry M. Portnoy
                                       -----------------------
                                       Barry M. Portnoy
                                       Trustee